                    SECOND AMENDMENT TO AGREEMENT OF LEASE
                    --------------------------------------

        THIS SECOND AMENDMENT TO AGREEMENT OF LEASE, made this 21st day of November, 1996 between PMRA III, c/o PM Realty Advisors, a California corporation, successors to Rouse & Associates, a Pennsylvania limited partnership, ("Landlord") and Zynaxis, Inc., a Pennsylvania corporation, successor to Zynaxis Cell Science, Inc., a Pennsylvania corporation, ("Tenant").

                                  WITNESSETH

        WHEREAS, Tenant has entered into a certain Lease Agreement with Rouse & Associates dated August 30, 1988 (the "Original Lease"), for approximately 24,000 square feet of space located in a building (the "Building") located at 371 Phoenixville Pike, Malvern, Charlestown Township, Chester County, Pennsylvania 19355 (the "Original Premises") and,

        WHEREAS, PMRA III, c/o PM Realty Advisors, succeeded to the title and interest in the Premises by Deed from Rouse & Associates dated May 2, 1989; and

        WHEREAS, Landlord and Tenant entered into that certain First Amendment to Agreement of Lease dated December 1, 1992 (the "First Amendment") pursuant to which the Original Lease was amended to provide Zynaxis occupancy of an additional 15,200 square feet of space in the Building (the "Additional Premises" which, together with the Original Premises, constitutes the "Premises"). (The Original Lease, as amended by the First Amendment, is the "Lease"); and

        WHEREAS, Landlord and Tenant desire to further amend the Lease.

     NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained and intending to be legally bound hereby, Landlord and Tenant agree to the following, effective as of the 15th day of November, 1996 ("Effective Date"):

     1. The Premises, as defined in Article I of the Lease, shall be decreased from 39,200 square feet to 23,460 square feet the difference being 15,740 square
                           ------                                  ------
feet (the "Relinquished Space"), all as described and shown on Exhibit "A" attached hereto and made a part hereof. From and after the Effective Date, Tenant shall have no further rights, obligations or duties with regard to or in connection with the Relinquished Space. Landlord acknowledges Tenant has performed all of its duties and obligations with regard to and in connection with the Relinquished Space up through the Effective Date except that Tenant shall be responsible for payment of Tenant's share of utilities, taxes, insurance and operating services. Landlord acknowledges that Tenant has been paying its estimated share of utilities, taxes, insurance and operating services and as soon as practical after year-end, Landlord will issue a statement calculating the difference between Tenant's estimated payments and the actual expenses.

     2. The expiration date of the term of this Lease as provided in Article 3 shall extended to the 31st day of January, 1999.

     3. The minimum annual rent in Article 5(a) of the Lease shall be amended to be $238,822.80 payable in accordance with the terms and conditions of
   -----------
that Article, with the first payment of such amended minimum annual rent due on the 1st day of November, 1996. Further, paragraph 5b of the Lease is deleted.

     4. Tenant's Proportionate Share in Article 29(h) of the Lease shall be amended to reflect the reduction in square footage of the Premises as amended herein.

     5. In reference to article 21 of the Lease, Tenant and Landlord hereby agree that the calculation of any "profit" which may be recaptured by Landlord as a result of any subletting of the Premises or assignment of this lease shall not include the following: leasing costs and commissions, and amortization of leasehold improvements and Tenant's share of operating expenses, including but not limited to utilities, taxes, insurance operating services.

     6. Landlord hereby acknowledges that Tenant is not in default under any provision of the Lease as of the Effective Date. In particular, Landlord warrants that Tenant is current on all rental payments under the Lease and does not owe any amounts, rents or otherwise, to Landlord pursuant to any provision of the Lease as of the Effective Date hereof.

     7. Notwithstanding Article 13 of the Lease, Landlord and Tenant hereby agree that the items listed on Exhibit B attached hereto and made a part hereof (the "Miscellaneous Property") shall be the property of Tenant through, including and after the expiration or prior termination of the Lease. Tenant shall have the right up through, including or after the expiration or prior termination of the Lease to sell, transfer or otherwise dispose of the Miscellaneous Property to any person and Tenant or Tenant assignee may at the entity's sole option, remove the Miscellaneous Property from the Premises and repair and restore any damage to the Premises caused by such removal.

        8. Article 32 of the Lease titled "ADDITIONAL ARTICLES" shall be amended to include Article 33 through 51.

        9. A new Article 50 titled "PREMISES RECONFIGURATION COSTS" shall be added to the Lease as follows:

        "50. PREMISES RECONFIGURATION COSTS. Tenant understands that Landlord will incur construction costs to reconfigure and reduce the square footage of the Premises pursuant to this Amendment, all as shown on Exhibit C attached hereto and by reference incorporated herein (the "Reconfiguration"); and, therefore, Tenant agrees that if the costs of said construction as shown on such Exhibit C exceed $80,000. Tenant will reimburse Landlord for 50% of such construction costs which exceed $80,000." "In addition, Tenant agrees to pay to Landlord an additional $23,300 toward the reconfiguration costs."

                                                             [SEAL APPEARS HERE]

        10. A new Article 51 titled "OPTION TO RENEW" shall be added as follows:

        "51. OPTION TO RENEW." Tenant shall have the right, to be exercised as hereinafter provided, to renew this Lease for two (2) additional terms (the "First Extension Term" and the "Second Extension Term") of four (4) years upon the following terms and conditions:

        (a) At the time of the exercise of an option to renew and at the time of the commencement either the First Extension Term or the Second Extension Term,

Tenant shall not then be in default under any of the terms and conditions of this Lease or have sublet more than fifty percent (50%) of the Premises to any unrelated or unaffiliated entities; and

        (b) The renewal shall be upon the same terms and conditions as are in effect immediately prior to the expiration of the then current term, except for the amount of rent; and

        (c) There shall be no further privilege of renewal beyond the Extension Term expressly set forth above; and

        (d) Tenant's exercise of its renewal right shall be by the delivery to Landlord, at least nine (9) months prior to the expiration of the then current term, of a written election to exercise its renewal right (the "Extension Notice"); and

        (e) The Base Rent shall be adjusted in the first year of the Extension Term to the fair market value of the Premises (as determined by Landlord pursuant to (f) below), but, in no event shall the Base Rent be less than the amount that was the Base Rent immediately prior to such Extension Term.

        (f) "Fair market value" shall mean the then current market rent for office/warehouse space then being offered for rent at office/warehouse buildings similar in age and quality to the Building and located in similar proximity to Great Valley Corporate Center, to a tenant proposing to sign a four year lease, and shall be determined as follows;

                (i) On or before the day which is one hundred (180) days prior to the commencement of the Extension Term, Landlord shall notify Tenant in writing of the fair market value of the Premises and the Base Rent which Landlord proposes to charge during such Extension Term. If Tenant either (a) notifies Landlord in writing within thirty (30) days after the date of Landlord's notice that Tenant agrees to the Base Rent proposed by Landlord or
(b) fails to object in writing to such proposed Base Rent within such thirty
(30) days period, then the Base Rent proposed by Landlord shall be final and conclusive.

                (ii) If pursuant to subparagraph (f)(i) Tenant objects in writing to the Base Rent proposed by Landlord within the thirty (30) day period, then "fair market value" shall be determined as follows:

                     (A) On or before the date which is one hundred forty (140) days prior to the commencement of the term for the Extension Term, Landlord and Tenant shall each appoint a licensed real estate broker with at least seven (7) years active experience in the Metropolitan Philadelphia area, currently active in negotiating office, warehouse and lab leases.

                     (B) On or before the date which is one hundred thirty (130) days prior to the commencement of the term for the applicable Extension Term, the two brokers appointed pursuant to subparagraph (f)(ii)(A) above shall choose a third broker, who shall also be a licensed real estate broker with at least ten years active experience in the Metropolitan Philadelphia area, currently active in negotiating office and warehouse leases. If the two brokers appointed pursuant to subparagraph

(f)(ii)(A) above are unable to agree upon a third broker within such ten (10) day period, then either broker, on behalf of both, may request that such appointment be made by the appropriate court of the Commonwealth of Pennsylvania.

                        (C) The valuation of the third broker appointed pursuant to subparagraph (f)(ii)(A) and (B) above of the fair market value of the Premises shall be completed within thirty (30) days after the appointment of such third broker. The middle evaluation shall be deemed to be the fair market value and the Base Rent for the Premises during the applicable Extension Term shall be the greater of such fair market value or the Base Rent in effect during the immediately preceding period. In the event Landlord and Tenant do not agree which is the middle evaluation, Landlord and Tenant shall submit all three (3) evaluations to an independent Certified Public Accountant for a final determination. Such valuation shall be contained in a written opinion delivered to both Landlord and Tenant setting forth the methodology, the research, the findings and the conclusions. This written opinion is final and is provided for information purposes only.

                        (D) The cost of the services rendered by all brokers and accountants appointed pursuant to this subparagraph shall be paid equally by Landlord and Tenant."

        11. Except as amended herein, all of the other terms and conditions of the Lease as previously amended shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal the day and year first above written.



LANDLORD:                                   TENANT:

PMRA III                                    ZYNAXIS, INC.


By: /s/ Michael R. Neill                    By: [SIGNATURE APPEARS HERE]
   ----------------------------                ----------------------------
     Michael R. Neill,
     Managing Director

By: /s/ David K. Hubbs
   ----------------------------
     David K. Hubbs

                  [FLOOR PLAN OF ZYNAXIS, INC. APPEARS HERE]

                                  "EXHIBIT A"


                                 ZYNAXIS, INC.


                                 AREA DIAGRAM

                                  TOTAL AREA

                              39,200 Square Feet


                              ADOLOR 15740 SQ.FT.

                             "RELINQUISHED SPACE"


                             ZYNAXIS 23460 SQ.FT.

--------------------------------------------------------------------------------
                 ZYNAXIS EQUIPMENT AND LEASEHOLD IMPROVEMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                DESCRIPTION                         LOCATION
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
    589' LAB BENCH & CASEWORK              LABS 135-139 & 246-253
--------------------------------------------------------------------------------
    233' WALL MOUNTED CABINETS             LABS 135-139 & 246-253
--------------------------------------------------------------------------------
    (10)6' CHEMICAL FUME HOODS             LABS 135-139 & 246-253
--------------------------------------------------------------------------------
    (10) 7' CHEMICAL CABINETS              LABS 135-139 & 246-253
--------------------------------------------------------------------------------
   (3) 5' FLAMMABLE STORAGE CAB.           LABS 135-139 & 246-253
--------------------------------------------------------------------------------
         AIR COMPRESSOR                    MECHANICAL ROOM 142
--------------------------------------------------------------------------------
          STEAM BOILER                     MECHANICAL ROOM 142
--------------------------------------------------------------------------------
        FLAKE ICE SYSTEM                   MECHANICAL ROOM 142
--------------------------------------------------------------------------------
         MAIN SCRUBBER                     MECHANICAL ROOM 142
--------------------------------------------------------------------------------
      SECONDARY SCRUBBER                   MECHANICAL ROOM 142
--------------------------------------------------------------------------------
    104' WHSE STORAGE RACKS                      ROOM 254
--------------------------------------------------------------------------------

                                  EXHIBIT "B"